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                                                 Horizon Interactive, Inc.
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                        Sale of Services Agreement

This Sale of Services Agreement is made and entered into this 19th day of July, 1996 by Horizon Interactive, Inc., having its principal place of business at 4360 Montebello Drive, Suite 200, Colorado Springs, CO 80918 (Horizon Interactive) and Brown Disc Products Company, Inc., having its principal place of business at 1120-B Elkton Drive, Colorado Springs, CO 80919 (Brown Disc).

1.    SERVICES RENDERED

Brown Disc acknowledges that Horizon Interactive has rendered the following services:

*     Education and consulting on Internet and related Internet commerce
* Drafting of Horizon Interactive, Inc. Business Plan for Acquisition by Brown Disc Products Company, Inc. "A Strategy for Profitable Commerce on the Internet"
* Drafting of Functional Specification for World Wide Web Downloadable Software Internet Venture
*     Preparation and presentation of Investment Opportunity presentation
*     Design effort for electronic software delivery system
*     Recoding prototype software to meet the functional specification
*     Program management (NETCOM, 3SI)

Furthermore, Brown Disc acknowledges the following additional value provided by Horizon Interactive:

*     Introduction to 3SI for a new partnering agreement
* Visibility of electronic software delivery application to X/Open and World Market Strategies, Ltd.

2.    TERMS

Brown Disc agrees they have accepted the services rendered by Horizon Interactive and agrees to pay for them in accordance with the terms of this Agreement.

Brown Disc promises to pay Horizon Interactive, Inc. 22,500 shares of common stock of Brown Disc (BDPC) for the previously mentioned services rendered. Brown Disc agrees to issue the 22,500 shares of common stock to Horizon Interactive within 10 days of the signing this Agreement.

Brown Disc also agrees to enter into a Right of First Refusal Agreement with Horizon Interactive, in which Brown Disc gives Horizon Interactive the right of first refusal for all training, documentation, and Internet Web design services needed by Brown Disc. The Right of First Refusal Agreement shall be executed on or within 30 business days of completing the merger between Brown Disc and 3SI.








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In exchange for signing this Sales of Services Agreement, Horizon Interactive will transfer all rights to the Horizon Interactive, Inc. Business Plan for Acquisition by Brown Disc Products Company, Inc. "A Strategy for Profitable Commerce on the Internet" and to the Functional Specification for World Wide Web Downloadable Software Internet Venture to Brown Disc. Furthermore, Horizon Interactive agrees not to pursue a software distribution strategy, as outlined in the above documents, as long as Brown Disc maintains a Right of First Refusal Agreement with Horizon Interactive.

3.    APPLICABLE LAW

This Agreement shall be governed by the laws of the State of Colorado.

This Agreement supersedes all prior agreements, written or oral, between Horizon Interactive and Brown Disc relating to the services rendered as noted in this Agreement. This Agreement may not be modified, changed or discharged, in whole or in part, except by an agreement in writing signed by both Horizon Interactive and Brown Disc.

This Agreement has been executed in duplicate, whereby both Horizon Interactive and Brown Disc have retained one copy each, executed on July 19th, 1996.

HORIZON INTERACTIVE, INC.

By:  /s/  Steven Imke
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Steven Imke, President and CEO

BROWN DISC

By:  /s/ Ronald H. Cole
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Ron Cole, Chairman and CEO